UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X] Filed by a Party Other Than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

MFS GROWTH FUND

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Broadcast Message to Shareholders [After Mailing the Proxy Materials]

Important message for shareholders invested in the MFS Growth Fund:

Action Requested: We need your vote! On April 4, 2025 proxy materials were sent to shareholders of the MFS Growth Fund. The proxy proposal seeks shareholder approval to change the classification of the Fund from “diversified” to “non-diversified.” MFS and the Fund’s Board of Trustees are recommending a vote FOR the proposal. MFS believes reclassifying the Fund as non-diversified is in the best interest of investors and will provide more flexibility to actively manage benchmark-relative risk among the largest names in the Fund.

Your vote is very important.  If you have not yet cast your vote, please visit https://www.proxy-direct.com which will bring you directly to the Computershare voting page. In order to vote, you will need the unique code that has been assigned to you. This code is printed on the proxy card you received in the mail. If you do not have the unique code available, please contact Computershare Fund Services by calling toll-free at (866) 896-8066.

Please note that clicking the link above will open a new window and bring you to the proxy voting site. Your MFS Access session will remain active for 30 minutes in the current window.

If you have any questions about the proxy, please visit https://www.proxy-direct.com/mfs-34414 or refer to the proxy notice. If you did not receive the proxy notice, please contact (866) 896-8066. Agents are available Monday-Friday 9am-11pm and Saturday 12-6pm EST.